                                  EXHIBIT 4.4

               Brite Voice Systems, Inc. 1994 Stock Option Plan

                            BRITE VOICE SYSTEMS, INC.
                             1994 STOCK OPTION PLAN

     1. PURPOSE. The purpose of the Plan is to advance the interests of the Company and its stockholders by helping the Company or its Subsidiaries obtain and retain the services of employees upon whose judgment, initiative and efforts the Company and its Subsidiaries are substantially dependent, and to provide those persons with further incentives to advance the interests of the Company and its Subsidiaries. The Plan is intended to provide incentives to the employees of the Company and its Subsidiaries by providing them with opportunities to purchase common stock in the Company pursuant to ISOs and/or NSOs (as defined herein) granted hereunder.

     2.  EFFECTIVE DATE AND TERM OF PLAN.

          (a) EFFECTIVE DATE. The Plan will become effective on the date of its adoption by the Board, provided the Plan is approved by the stockholders of the Company (excluding holders of shares of Stock issued by the Company pursuant to the exercise of Options granted under the Plan) within 12 months after that date. If the Plan is not so approved by the stockholders of the Company, any Options granted under the Plan will be rescinded and will be void.

          (b) TERM. The Plan will remain in effect until it is terminated by the Board or the Compensation Committee under section 11 hereof, or the 10th anniversary of the date of the Plan's adoption by the Board, whichever is earlier.

     3. DEFINITIONS. Unless the context otherwise requires, the following defined terms (together with other capitalized terms defined elsewhere in the Plan) will govern the construction of the Plan, and of any Option Agreements entered into pursuant to the Plan:

          (a) "10% Stockholder" means a person who owns, either directly or indirectly by virtue of the ownership attribution provisions set forth in
     Section 424(d) of the Code at the time he or she is granted an Option, stock possessing more than 10% of the total combined voting power or value of all classes of stock of the Company and/or of its Subsidiaries;

          (b) "1933 Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder;

          (c) "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder;

          (d)  "Board" means the Board of Directors of the Company;

          (e) "Code" means the Internal Revenue Code of 1986, as amended (references herein to Sections of the Code are intended to refer to Sections of the Code as enacted at the time of the Plan's adoption by the Board and as subsequently amended, or to any substantially similar successor provisions of the Code resulting from recodification, renumbering or otherwise);

          (f)  "Company" means Brite Voice Systems, Inc., a Kansas corporation;

          (g) "Compensation Committee" means a committee of two or more Disinterested Directors, appointed by the Board, to administer and interpret the Plan; provided that the such term will refer to the Board during such times as no Compensation Committee is appointed by the Board;

          (h) "Disability" has the same meaning as "permanent and total disability," as defined in Section 22(e)(3) of the Code;

          (i) "Disinterested Director" means a member of the Board who is not during the period of one year prior to his or her service as an administrator of the Plan, or during the period of such service, granted or awarded Stock, options to acquire Stock, or similar equity securities of the Company under the Plan or any similar plan of the Company, other than a member of the Board who (1) participates in a formula plan meeting the conditions of Rule 16b-3(c)(2)(ii) under the 1934 Act, or (2) participates in an ongoing securities acquisition plan meeting the conditions of Rule 16b-3(d)(2)(i);

          (j) "Disqualifying Disposition" means any disposition (including any sale) of Stock acquired by reason of the exercise of an ISO before the later of (1) two years after the Optionee was granted the ISO under which he or she acquired the Stock, or (2) one year after the Optionee acquired the Stock by exercising the ISO. If the Optionee has died before such Stock is sold, the holding period requirements do not apply and no Disqualifying Disposition will thereafter occur.

          (k) "Eligible Participants" means persons who, at a particular time, are employees of the Company or its Subsidiaries;

          (l) "Fair Market Value" means the market price per share of the Stock determined by the Compensation Committee, consistent with the requirements of Section 422 of the Code and, to the extent consistent therewith, as follows:

               (i) If the Stock was traded on a stock exchange on the date in question, then the Fair Market Value will be equal to the closing price reported by the applicable composite transactions report for such date;

               (ii) If the Stock was traded over-the-counter on the date in question and was classified as a National Market System issue, then the Fair Market Value will be equal to the closing price quoted by the National Association of Securities Dealers Automated Quotation ("NASDAQ") System for such date;

               (iii) If the Stock was traded over-the-counter on the date in question but was not classified as a National Market System issue, then the Fair Market Value will be equal to the average of the last reported representative bid and asked prices quoted by the NASDAQ System for such date; and

               (iv) If none of the foregoing provisions is applicable, then the Fair Market Value will be determined by the Compensation Committee in good faith on such basis as it deems appropriate.

          (m) "ISO" has the same meaning as "incentive stock option," as defined in Section 422 of the Code;

          (n) "NSO" means any Option granted under the Plan whether designated by the Compensation Committee as a "non-qualified stock option," a "non-statutory stock option" or otherwise, other than an Option designated by the Compensation Committee as an ISO, or any Option so designated but which, for any reason, fails to qualify as an ISO pursuant to Section 422 of the Code and the rules and regulations thereunder;

          (o) "Option" means an option granted pursuant to the Plan entitling the Optionee to acquire shares of Stock issued by the Company pursuant to the valid exercise of the option;

          (p) "Option Agreement" means an agreement between the Company and an Optionee, in form and substance satisfactory to the Compensation Committee in its sole discretion, consistent with the Plan;

          (q) "Option Price" with respect to any particular Option means the exercise price at which the Optionee may acquire each share of the Option Stock called for under such Option;

          (r) "Option Stock" means Stock issued or issuable by the Company pursuant to the valid exercise of an Option;

          (s) "Optionee" means an Eligible Participant to whom Options are granted hereunder, and any transferee thereof pursuant to a Transfer authorized under the Plan;

          (t)  "Plan" means the 1994 Stock Option Plan of the Company;

          (u) "QDRO" has the same meaning as "qualified domestic relations order" as defined in Section 414(p) of the Code;

          (v)  "Stock" means shares of the Company's no par value Common Stock;

          (w) "Subsidiary" has the same meaning as "Subsidiary Corporation" as defined in Section 424(f) of the Code;

          (x) "Transfer," with respect to Option Stock, includes, without limitation, a voluntary or involuntary sale, assignment, transfer, conveyance, pledge, hypothecation, encumbrance, disposal, loan, gift, attachment or levy of such Option Stock, including without limitation an assignment for the benefit of creditors of the Optionee, a transfer by operation of law, such as a transfer by will or under the laws of descent and distribution, an execution of judgment against the Option Stock or the acquisition of record or beneficial ownership thereof by a lender or creditor, a transfer pursuant to a QDRO, or to any decree of divorce, dissolution or separate maintenance, any property settlement, any separation agreement or any other agreement with a spouse (except for estate planning purposes) under which a part or all of the shares of Option Stock are transferred or awarded to the spouse of the Optionee or are required to be sold; or a transfer resulting from the filing by the Optionee of a petition for relief, or the filing of an involuntary petition against such Optionee, under the bankruptcy laws of the United States or of any other nation.

     4. ELIGIBILITY. The Company may grant Options under the Plan only to persons who are Eligible Participants as of the time of such grant. Subject to the provisions of Sections 6 and 7 hereof, there is no limitation on the number of Options that may be granted to an Eligible Participant. Notwithstanding the general eligibility provisions of section 1 hereof, the Compensation Committee may grant ISOs only to persons who are employees of the Company and/or its Subsidiaries.

     5.  ADMINISTRATION.

          (a) COMPENSATION COMMITTEE. The Compensation Committee, if appointed by the Board, will administer the Plan. If the Board, in its discretion, does not appoint such a Committee, the Board itself will administer the Plan and take such other actions as the Compensation Committee is authorized to take hereunder; provided that the Board may take such actions hereunder in the same manner as the Board may take other actions under the Company's Articles of incorporation and bylaws generally. From time to time the Board may increase the size of the Compensation Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Compensation Committee and thereafter directly administer the Plan.

          (b) AUTHORITY AND DISCRETION OF COMPENSATION COMMITTEE. The Compensation Committee will have full and final authority in its discretion, subject only to the express terms, conditions and other provisions of the Company's Articles of incorporation, bylaws and the Plan, and the specific limitations on such discretion set forth herein:

               (i) to select and approve the persons who will be granted Options under the Plan from among the Eligible Participants, and to grant to any person so selected one or more Options to purchase such number of shares of Option Stock as the Compensation Committee may determine;

               (ii) to determine the period or periods of time during which Options may be exercised, the Option Price and the duration of such Options, and other matters to be determined by the Compensation Committee in connection with specific Option grants and Option Agreements as specified under the Plan; and

               (iii) to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the operation and administration of the Plan.

          (c) LIMITATION ON AUTHORITY. Notwithstanding the foregoing, or any other provision of the Plan, the Compensation Committee will have no authority to grant Options to any of its members, whether or not approved by the Board.

          (d) PROCEDURE. The Compensation Committee may select one of its members as its chairman, and shall hold meetings at such time and places as it may determine. Acts by a majority of the Compensation Committee, or acts reduced to or approved in writing by a majority of the members of the Compensation Committee, shall be the valid acts of the Compensation Committee.

          (e) DESIGNATION OF OPTIONS. Except as otherwise provided herein, the Compensation Committee will designate any Option granted hereunder either as an ISO or as an NSO. If the Fair Market Value (determined at the time the Option is granted) of Stock with respect to which all ISOs are exercisable for the first time by any individual during any calendar year (pursuant to the Plan and all other plans of the Company and/or its Subsidiaries) exceeds $100,000, that portion of the Option which exceeds $100,000 shall be treated as an NSO.

     6.  SHARES RESERVED FOR OPTIONS.

          (a) OPTION POOL. The aggregate number of shares of Option Stock that may be issued pursuant to the exercise of Options granted under the Plan will not exceed 1,000,000 (the "Option Pool"). Shares of Option Stock that would have been issuable pursuant to Options, but that are no longer issuable because all or part of those Options have terminated or expired, will be deemed not to have been issued for purposes of computing the number of shares of Option Stock remaining in the Option Pool and available for issuance.

          (b) ADJUSTMENTS UPON CHANGES IN STOCK. In the event of any change in the outstanding Stock of the Company as a result of a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification, proportionate adjustments will be made in the aggregate number of shares of Option Stock in the Option Pool that may be issued pursuant to the exercise of Options granted hereunder, and other rights and matters determined on a per share basis under the Plan. Any such adjustments will be made only by the Board, and when so made will be effective, conclusive and binding for all purposes with respect to the Plan. No such adjustments will be required by reason of the issuance or sale by the Company for cash or other consideration of additional shares of its Stock or securities convertible into or exchangeable for shares of its Stock.

     7. OPTION AGREEMENTS. An Option will be deemed granted hereunder at such time as the Compensation Committee has taken action to grant such Option in accordance with the procedures set forth in Section 5.(d), except as otherwise determined by the Compensation Committee as a part of such action. Each Option granted pursuant to the Plan will be evidenced by an Option Agreement, and (unless otherwise stated therein) shall comply with and be subject to the following terms and conditions:

          (a) NUMBER OF SHARES. Each Option Agreement shall state the number of shares of Option Stock to which the Option pertains.

          (b) PAYMENT OF OPTION PRICE. Each Option Agreement will specify the Option Price with respect to the exercise of Option Stock thereunder, to be fixed by the Compensation Committee in its discretion, but in no event will the Option Price for an ISO granted hereunder be less than the Fair Market Value (or, if the Optionee is a 10% Stockholder, 110% of such Fair Market Value) of the Option Stock at the time such ISO is granted, and in no event will the Option Price for an NSO granted hereunder be less than 85% of Fair Market Value of the Option Stock at the time such NSO is granted. The Option Price will be payable to the Company in United States dollars in cash or by check or such other legal consideration as may be approved by the Compensation Committee, in its discretion.

          (c) TERM OF THE OPTION. Except as otherwise provided herein, each Option Agreement will specify the period of time (the "Option Period") during which the Option granted therein will be exercisable. The Option Period shall not exceed 10 years from the date of grant; provided that the Option Period shall not exceed five years from the date of grant in the case of an ISO granted to a 10% Stockholder. To the extent not previously exercised, each Option will terminate upon the expiration of the Option Period specified in the Option Agreement.

          (d) VESTING PERIODS. No Option shall be exercisable, either in whole or in part, prior to one year from the date it is granted. Subject to the right of accumulation hereinafter provided, each Option shall be exercisable in accordance with such vesting schedule as the Compensation Committee may approve during each successive period specified by the Compensation Committee until all shares covered by the Option are exercisable. To the extent not exercised, installments shall accumulate and be exercisable in whole or in part in any subsequent period. The Compensation Committee may provide, however, for the exercise of Options after the initial period, either as to an increased percentage or shares per year or as to all remaining shares.

          (e) TERMINATION OF EMPLOYMENT EXCEPT UPON DEATH. In the event an Optionee shall cease to be employed by the Company or its Subsidiaries for any reason other than death and shall be no longer in the employ of any of them, such Optionee shall have the right to exercise the Option which is an ISO at any time within three months after such termination of employment to the extent his or her right to exercise such Option had accrued pursuant to
     Section 7.(c) of the Plan and had not previously been exercised at the date of such termination; provided, however, if such termination of employment is by reason of the Optionee's Disability, the three-month period set forth above shall be one year.

          (f) DEATH OF OPTIONEE AND TRANSFER OF OPTION. If an Optionee shall die while in the employ of the Company or any of its Subsidiaries, or within a period of three months after the termination of his or her employment with the Company and all Subsidiaries, and shall not have fully exercised the Option, an Option which is an ISO may be exercised to the extent that the Employee's right to exercise such Option had accrued pursuant to Section 7.(c) of the Plan at the time of his or her death and had not previously been exercised, at any time within one year after the Optionee's death, by the executor or administrator of the estate of the Optionee or by any person or persons who shall have acquired the Option directly from the Optionee by bequest or inheritance.

          (g) OPTIONS NONTRANSFERABLE. No Option will be transferable by the Optionee other than by will or the laws of descent and distribution, or in the case of an NSO, pursuant to a QDRO. During the lifetime of the Optionee, the Option will be exercisable only by him or her, or the transferee of an NSO if it was transferred pursuant to a QDRO.

          (h) COVENANTS OF OPTIONEE. At the discretion of the Compensation Committee, the person to whom an Option is granted hereunder, as a condition to the granting of the Option, must execute and deliver to the Company a confidential information agreement and/or non-competition agreement approved by the Compensation Committee.

          (i)  RECAPITALIZATION.

               (i) Subject to any required action by the stockholders, the number of shares of Stock covered by each outstanding Option, and the price per share thereof of each such Option shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock of the Company resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the Stock) or any increase or decrease in the number of such shares effected without receipt of consideration by the Company.

               (ii) In the event of a sale of all or substantially all of the assets of the Company, or a merger or consolidation or other reorganization in which the Company is not the surviving corporation, or in which the Company becomes a subsidiary of another corporation (any of the foregoing events, a "Corporate Transaction"), then notwithstanding anything else herein, the right to exercise all then outstanding Options will vest immediately prior to such Corporate Transaction and will terminate immediately after such Corporate Transaction; provided, however, that if the Board, in its sole discretion, determines that such immediate vesting of the right to exercise outstanding Options is not in the best interests of the Company, then the successor corporation must agree to assume the outstanding Options or substitute therefor comparable options of such successor corporation or a parent or subsidiary of such successor corporation.

               (iii) In the event of a change in the Stock of the Company as presently constituted, which is limited to a change of all of its authorized shares without par value into the same number of shares with a par value, the shares resulting from any such change shall be deemed to be the Stock within the meaning of the Plan.

               (iv) To the extent that the foregoing adjustments relate to Stock, such adjustments shall be made by the Compensation Committee whose determination in that respect shall be final, binding and conclusive, provided that each ISO granted pursuant to the Plan shall not be adjusted in a manner that causes the ISO to fail to continue to qualify as an incentive stock option within the meaning of Section 422 of the Code. Notwithstanding the foregoing, any adjustments with respect to ISOs shall be made only after the Compensation Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such ISOs as that term is defined in Section 425 of the Code, or would cause any adverse tax consequences for the holders of such ISOs. If the Compensation Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments.

               (v) Except as hereinbefore expressly provided in Section 7.(i), the Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock subject to the Option.

               (vi) No fractional share shall be issued under the Plan. Any fractional share which, but for this section 7.(i)(vi), would have been issued to an Optionee pursuant to an Option, shall be deemed to have been issued and immediately sold to the Company for its Fair Market Value, and the Optionee shall receive from the Company cash in lieu of such fractional share.

               (vii) The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganization or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

          (j) LEAVES AND TRANSFERS. A leave of absence with the written approval of the Compensation Committee shall not be considered an interruption of employment, provided that such written approval contractually obligates the Company or any Subsidiary to continue the employment of the employee after the approved period of absence. Employment shall also be considered as continuing uninterrupted during any other bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed 90 days or, if longer, any period during which such Optionee's right to re-employment is guaranteed by statute. ISOs granted under the Plan shall not be affected by any change of employment within or among the Company and Subsidiaries, so long as the Optionee continues to be an employee of the Company or any Subsidiary.

          (k) OTHER PROVISIONS. The Option Agreement may contain such other terms, provisions and conditions, including such special forfeiture conditions, conditions to vesting, rights of repurchase, rights of first refusal and other restrictions on Transfer of Option Stock issued upon exercise of any Options granted hereunder, not inconsistent with the Plan, as may be determined by the Compensation Committee in its sole discretion.

     8.  EXERCISE OF THE OPTION.

          (a) MECHANICS AND NOTICE. An Option may be exercised to the extent exercisable (1) by giving written notice of exercise to the Company, specifying the number of full shares of Option Stock to be purchased and accompanied by full payment of the Option Price thereof and the amount of withholding taxes due pursuant to section 8.(c) below; and (2) by giving assurances satisfactory to the Company that the shares of Option Stock to be purchased upon such exercise are being purchased for investment and not with a view to resale in connection with any distribution of such shares in violation of the 1933 Act; provided, however, that in the event the Option Stock called for under the Option is registered under the 1933 Act, or in the event resale of such Option Stock without such registration would otherwise be permissible, this second condition will be inoperative if, in the opinion of counsel for the Company, such condition is not required under the 1933 Act, or any other applicable law, regulation or rule of any governmental agency.

          (b) NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION. Each Optionee shall agree to notify the Company in writing immediately after the Optionee makes a Disqualifying Disposition of any Option Stock received pursuant to the exercise of an ISO.

          (c) WITHHOLDING TAXES. As a condition to the issuance of shares of Option Stock upon full or partial exercise of an NSO granted under the Plan, and upon the making of a Disqualifying Disposition, the Optionee will pay to the Company in cash, or in such other form as the Compensation Committee may determine in its discretion, the amount of the Company's tax withholding liability required in connection with such exercise or disposition. For purposes of this section 8.(c), "tax withholding liability" will mean all federal and state income taxes, social security tax, and any other taxes applicable to the compensation income arising from the transaction required by applicable law to be withheld by the Company.

          (d) QUALIFICATION OF STOCK. The right to exercise an Option will be further subject to the requirement that if at any time the Board determines, in its discretion, that the listing, registration or qualification of the shares of Option Stock called for thereunder upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority, is necessary or desirable as a condition of or in connection with the granting of such Option or the purchase of shares of Option Stock thereunder, the Option may not be exercised, in whole or in part, unless and until such listing, registration, qualification, consent or approval is effected or obtained free of any conditions not acceptable to the Board, in its discretion.

          (e) ADDITIONAL RESTRICTIONS ON TRANSFER. By accepting Options and/or Option Stock under the Plan, the Optionee will be deemed to represent, warrant and agree as follows:

               (i) SECURITIES ACT OF 1933. The Optionee understands that the shares of Option Stock have not been registered under the 1933 Act, and that such shares are not freely tradeable and must be held indefinitely unless such shares are either registered under the 1933 Act or an exemption from such registration is available. The Optionee understands that the Company is under no obligation to register the shares of Option Stock.

               (ii) OTHER APPLICABLE LAWS. The Optionee further understands that Transfer of the Option Stock requires full compliance with the provisions of all applicable laws.

               (iii) INVESTMENT INTENT. Unless a registration statement is in effect with respect to the sale of Option Stock obtained through exercise of Options granted hereunder: (1) Upon exercise of any Option, the Optionee will purchase the Option Stock for his or her own account and not with a view to distribution within the meaning of the 1933 Act, other than as may be effected in compliance with the 1933 Act and the rules and regulations promulgated thereunder; (2) no one else will have any beneficial interest in the Option Stock; and (3) he or she has no present intention of disposing of the Option Stock at any particular time.

          (f) COMPLIANCE WITH LAW. Notwithstanding any other provision of the Plan, Options may be granted pursuant to the Plan, and Option Stock may be issued pursuant to the exercise thereof by an Optionee, only after there has been compliance with all applicable federal and state securities laws, and all of the same will be subject to this overriding condition. The Company will not be required to register or qualify Option Stock with the Securities and Exchange Commission or any State agency, except that the Company will register with, or as required by local law, file for and secure an exemption from such registration requirements from, the applicable securities administrator and other officials of each jurisdiction in which an Eligible Participant would be granted an Option hereunder prior to such grant.

          (g) STOCK CERTIFICATES. Certificates representing the Option Stock issued pursuant to the exercise of Options will bear all legends required by law and necessary to effectuate the Plan's provisions. The Company may place a "stop transfer" order against shares of the Option Stock until all restrictions and conditions set forth in the Plan and in the legends referred to in this section 8.(g) have been complied with.

          (h) NOTICES. Any notice to be given to the Company under the terms of an Option Agreement will be addressed to the Company at its principal executive office, Attention: Corporate Secretary, or at such other address as the Company may designate in writing. Any notice to be given to an Optionee will be addressed to the Optionee at the address provided to the Company by the Optionee. Any such notice will be deemed to have been duly given if and when enclosed in a properly sealed envelope, addressed as aforesaid, and deposited, postage prepaid, in a post office or branch post office.

     9. PROCEEDS FROM SALE OF STOCK. Cash proceeds from the sale of shares of Option Stock issued from time to time upon the exercise of Options granted pursuant to the Plan will be added to the general funds of the Company and as such will be used from time to time for general corporate purposes.

     10. MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS. Subject to the terms and conditions and within the limitations of the Plan, the Compensation Committee may modify, extend or renew outstanding Options granted under the Plan, or accept the surrender of outstanding Options (to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefor (to the extent not theretofore exercised). The Compensation Committee shall not, however, modify any outstanding Options so as to specify a lower price. The Compensation Committee may accept the surrender of outstanding Options and authorize the granting of new Options in substitution therefor, specifying a lower price and a new vesting schedule consistent with the vesting schedule set forth in the surrendered Options, but beginning as of the date of surrender. Notwithstanding the foregoing, however, no modification of any Option will, without the consent of the holder of the Option, alter or impair any rights or obligations under any Option theretofore granted under the Plan.

     11. AMENDMENT AND DISCONTINUANCE. The Board may amend, suspend or discontinue the Plan; provided that no action of the Board will cause ISOs granted under the Plan not to comply with Section 422 of the Code unless the Board specifically declares such action to be made for that purpose and provided further that no such action may, without the approval of the stockholders of the Company, materially increase (other than by reason of an adjustment pursuant to section 6.(b) hereto the maximum aggregate number of shares of Option Stock in the Option Pool that may be issued under Options granted pursuant to the Plan or materially increase the benefits accruing to Plan participants or materially modify eligibility requirements for the participants. Moreover, no such action may alter or impair any Option previously granted under the Plan without the consent of the holder of such Option.

     12.  PLAN COMPLIANCE WITH RULE 16b-3.  With respect to persons subject to
Section 16 of the 1934 Act, transactions under the plan are intended to comply with all applicable conditions of Rule 16b-3 under the 1934 Act. To the extent any provision of the plan or action by the plan administrators fails so to comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the plan administrators.

     13. STATUS. Nothing contained in the Plan, any Option Agreement or in any other agreement executed in connection with the granting of an Option under the Plan will confer upon any Optionee any right with respect to the continuation of his or her status as an employee of the Company or its Subsidiaries.

     14. GOVERNING LAW. The Plan will be governed by, and construed in accordance with, the laws of the State of Kansas.

     15. COPIES OF PLAN. A copy of the Plan will be delivered to each Optionee at or before the time he or she executes an Option Agreement.

     The foregoing is a true and correct copy of the 1994 Stock Option Plan of Brite Voice Systems, Inc. as adopted by the Board of Directors on March 8, 1994 and approved by the stockholders on May 10, 1994.


                            /s/ Glenn A. Etherington
                            --------------------------------
                            Glenn A. Etherington,
                            Chief Financial Officer and
                            Secretary